Exhibit 99.1

Singularity Future Technology Announces Regaining Compliance with Nasdaq Listing Requirement

Great Neck, N.Y., March 22, 2023 (GLOBE NEWSWIRE) -- Singularity Future Technology Ltd. (Nasdaq: SGLY) (“Singularity” or the “Company”) announced today that on March 16, 2023, it received a formal notification from The Nasdaq Stock Market LLC confirming that the Company had regained compliance with the Nasdaq Listing Rule 5250(c)(1), which requires the Company to timely file all required periodic financial reports with the Securities and Exchange Commission, and that the matter is now closed..

About Singularity Future Technology Ltd.

The Company is a global logistics integrated solution provider that was founded in the United States in 2001. The Company primarily focuses on providing freight logistics services, which mainly include shipping, warehouse, resources, equipment, and other logistical support to steel companies and e-commerce businesses.

For more information, please contact:

IR@singularity.us

Phone number: 718-888-1814